SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Jacksonville Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------------
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 31, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc., which will be held on Tuesday, April 25, 2006, beginning at 11:00 a.m., Eastern Time. The meeting will be held at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202. The purpose of the meeting is to consider and vote upon the proposals explained in the notice and the Proxy Statement.

A formal notice describing the business to come before the meeting, a Proxy Statement and a proxy card are enclosed. We have also enclosed our 2005 Annual Report for your review which contains detailed information concerning our 2005 financial performance and activities.

You may think your vote is not important, but it is vital. Whether or not you plan to attend the Annual Meeting in person, please vote your shares immediately either by telephone, by Internet or by completing, signing, and dating the enclosed proxy card, and returning it in the postage-paid envelope provided. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

Thank you for taking the time to vote.

Sincerely,

Donald E. Roller
Chairman of the Board

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000
Jacksonville, Florida 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc. will be held on Tuesday, April 25, 2006, at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202 to consider and act upon the following matters:

1.	To elect five of our directors for a three-year term;

2.	To approve our 2006 Stock Incentive Plan; and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record of our common stock at the close of business on March 13, 2006 are entitled to receive notice of, and to vote on, the business that may come before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please vote your shares immediately either by telephone, by Internet or by completing, signing, and dating the enclosed proxy card, and returning it in the postage-paid envelope provided. You may revoke your proxy at any time before it is exercised by following the instructions set forth in Voting of Proxies on the first page of the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Price W. Schwenck
Corporate Secretary

March 13, 2006

PLEASE VOTE AS SOON AS POSSIBLE.

YOUR VOTE IS VERY IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000
Jacksonville, Florida 32202

PROXY STATEMENT
Annual Meeting of Shareholders

This Proxy Statement and the accompanying notice and proxy card are being furnished to you as a holder of Jacksonville Bancorp, Inc. common stock, $.01 par value, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, April 25, 2006, beginning at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202. This Proxy Statement and the accompanying notice and proxy card are first being mailed to holders of our common stock on or about March 31, 2006.

Unless the context requires otherwise, references in this statement to “we”, “us”, or “our” refer to Jacksonville Bancorp, Inc., its wholly owned subsidiary, The Jacksonville Bank, and the Bank’s wholly owned subsidiary, Fountain Financial, Inc., on a consolidated basis. References to the “Company” denote Jacksonville Bancorp, Inc., and The Jacksonville Bank is referred to as the “Bank”.

VOTING OF PROXIES

Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this Proxy Statement and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting.

If you have executed and delivered a proxy, you may revoke such proxy at any time before it is voted by attending the Annual Meeting and voting in person by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Such notice of revocation or later proxy should be sent to our transfer agent, SunTrust Bank Stock Transfer Department, at the address indicated on the enclosed proxy. In order for the notice of revocation or later proxy to revoke the prior proxy, our transfer agent must receive such notice or later proxy before the vote of shareholders at the Annual Meeting. Unless you vote at the meeting or take other action, your attendance at the Annual Meeting will not revoke your proxy.

VOTING PROCEDURES

Our bylaws provide that a majority of the outstanding shares entitled to vote constitutes a quorum at a meeting of shareholders. Under the Florida Business Corporation Act (the “Act”) and our articles of incorporation, directors are elected by a plurality of the votes cast in the election at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present exceed votes opposing the action, unless the Act or our articles of incorporation require a greater number of affirmative votes or voting by classes. Abstentions and broker non-votes have no effect under Florida law.

VOTING SECURITIES

Our Board of Directors has fixed the close of business on March 13, 2006 as the record date for determining the holders of our common stock entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 13, 2006, there were issued 1,721,652 shares of our common stock, 1,719,852 of which were outstanding, entitled to vote at the Annual Meeting held by approximately 161 registered holders. You are entitled to one vote for each share held upon each matter properly submitted at the Annual Meeting.

PURPOSE

We anticipate that our shareholders will act upon the following business at the meeting:

PROPOSAL 1: ELECTION OF DIRECTORS

The directors nominated for election at the 2006 Annual Meeting are D. Michael Carter, Melvin Gottlieb, James M. Healey, John C. Kowkabany and Bennett A. Tavar in Class 3. Those directors elected as Class 3 directors at this Annual Meeting will have a term of office of three years, expiring at the 2009 Annual Meeting. The term of office of the Class 1 directors expires at the 2007 Annual Meeting and the term of office of the Class 2 directors expires at the 2008 Annual Meeting.

If elected, the nominees will constitute 5 of the 14 members of our Board of Directors. To be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in Voting Procedures. Unless you mark the accompanying proxy otherwise, the proxy will be voted FOR the election of Messrs. Carter, Gottlieb, Healey, Kowkabany and Tavar. If any nominee should become unable to serve, which is not now anticipated, the persons voting the accompanying proxy may vote for a substitute in their discretion.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES.

Our articles of incorporation provide that our directors are divided into three classes. The following provides certain information with respect to each of our directors, including the nominees for director in Class 3. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years. Directors Carter, Healey, Kowkabany, Kraft, Mills, Rose, Schultz, Spencer, Tavar, and Winfield became directors during our organizational period. Messrs. Pomar and Schwenck were appointed to the Board in March 1999; Mr. Gottlieb was appointed to the Board in July 1999; and Mr. Roller was appointed to the Board in August 1999. All directors serve on the Boards of both the Company and the Bank and the term of office for all directors is three years.

CLASS 3 DIRECTORS

Name	Age	Positions Held and Principal Occupations During the Past Five Years
D. Michael Carter, C.P.A.	53
Certified Public Accountant and a graduate of Florida State University. Mr. Carter has lived in Jacksonville, Florida, since 1975 and is Director and President of Carter & Company, CPA’s, P.A., providing services to tax and audit clients, including businesses, business owners and executives, as well as professionals. The practice also provides financial and retirement planning, investment and business counseling services. Mr. Carter is Director and President of Atlantic Capital Associates, Inc. and Florida Capital Associates, Inc., providing private mortgage lending services. Before forming his firm of Carter & Company in 1980, Mr. Carter had been a public accountant with two national accounting firms. Mr. Carter is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He is a member of the Rotary Club of Oceanside in Jacksonville Beach and is a member of the Jacksonville Chamber of Commerce. Mr. Carter has previously served as a Board member for the Ronald McDonald House, Board member of the Rotary Club of Oceanside, President of the Rotary Club of East Arlington (Jacksonville), President of the Mandarin Business Association (Jacksonville), and Board member of Leadership Jacksonville Alumni, Inc.

Melvin Gottlieb	60
Chief Executive Officer of Martin Gottlieb & Associates, LLC and Gottlieb Financial Services, LLC. President of Physician Asset Recovery, Inc.; MG Squared, Inc.; GFS Ventures, LLC; and First Coast Investment Properties, LLC. Mr. Gottlieb is active in the community, acting as Vice President for the Jacksonville Jewish Center, River Garden Foundation and Jewish Community Alliance; and as a board member of the Jacksonville Jewish Federation, Fresh Ministries, Memories of Love, Emergency Medicine Learning & Resource Center and Community Asthma Partnership.

James M. Healey	48
Director and Partner of Mint Magazine, Inc., Chattanooga Mint, Inc., Tennessee Mint, Inc., Columbia Mint, Inc., and Tampa Mint, Inc. direct mail advertising firms. Before his association with Mint Magazine began in 1985, Mr. Healey worked with Carnation Food Products, Inc., and International Harvester. Mr. Healey attended Purdue University where he received a Bachelor of Arts degree from Purdue's Business School with special studies in Marketing and Personnel. Mr. Healey has been a resident and active member of the Jacksonville community since 1984.

John C. Kowkabany	63
Jacksonville-based real estate investor and consultant. Mr. Kowkabany has significant private and public sector experience. A resident of the city of Neptune Beach, he has been active in local government, serving as the City's Mayor from 1989 to 1997, and Councilman from 1985 to 1989. Mr. Kowkabany's public sector experience has provided him with experience and knowledge regarding the local business and civic communities. For many years, Mr. Kowkabany has served with various civic and charitable organizations as an officer or director. Mr. Kowkabany graduated with a Bachelor of Arts degree from Jacksonville University.

Bennett A. Tavar	48
President of Logical Business Solutions, Inc., a value added reseller of technology products, located in Jacksonville, Florida. Mr. Tavar has been a resident of Jacksonville since 1982 and is active in a number of local civic organizations.

CLASS 1 DIRECTORS

Name	Age	Positions Held and Principal Occupations During the Past Five Years
John W. Rose	56
A financial services executive, advisor, and investor for over 30 years. Mr. Rose is President of McAllen Capital Partners, Inc., a financial advisory firm specializing in bank and thrift turnarounds. Through those activities, Mr. Rose has served as Executive Vice President and Chief Financial Officer of Bay View Capital Corp., an NYSE traded bank holding company in California, and Executive Vice President of F.N.B. Corporation, an NYSE traded bank holding company in Pennsylvania. Mr. Rose is currently a director of Bay View Capital Corp.; F.N.B. Corporation; White River Capital, a publicly traded finance company in Indianapolis; and Life Shelters Inc., a finance company in Virginia. Mr. Rose earned his undergraduate degree from Case Western Reserve University and his M.B.A. from Columbia University.

John R. Schultz	42
A fourth generation native of Jacksonville, Florida. Mr. Schultz is Vice President of Schultz Investments, Inc., an investment management company primarily involved in the development of shopping centers and office buildings. Mr. Schultz attended The Bolles School (Jacksonville, Florida) and the University of Florida. Mr. Schultz is a director of numerous companies and community organizations, including Southeast-Atlantic Corporation (Canada Dry bottler/distributor), Metro YMCA, Daniel Properties, Inc. and The Schultz Foundation, Inc.

Price W. Schwenck	63
Chief Executive Officer of the Company until April 26, 2000, and Chairman of the Board of Directors for the Bank. From May 2000 to February 2003, Mr. Schwenck was President and Chief Executive Officer of P.C.B. Bancorp, Inc., n/k/a Colonial BancGroup, Inc., a multi-bank holding company located in Clearwater, Florida. Mr. Schwenck served as Regional President for First Union National Bank in Ft. Lauderdale, Florida, from 1988 to 1994, and in Jacksonville, Florida, from 1994 until he retired in 1999. Mr. Schwenck received his Bachelors degree and M.B.A. from the University of South Florida and his M.S. from the University of Miami.

Gary L. Winfield, M.D.	49
A physician. Dr. Winfield has had an active family practice in Jacksonville Beach, Florida, since 1991, operating as Sandcastle Family Practice, P.A. Dr. Winfield has served as Vice President of Medical Affairs for Anthem Health Plans of Florida, a provider of health insurance. Dr. Winfield received his undergraduate degree from the University of Oklahoma and is a graduate of the College of Medicine at the University of Oklahoma.

CLASS 2 DIRECTORS

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Rudolph A. Kraft	70
Consultant to Kraft Motorcar Company, Inc. in Gainesville, Florida, a Mercedes-Benz, Jeep and Buick dealership, since 1990. Mr. Kraft is a Board member of the Jacksonville Marine Institute and Trustee of the Lasell College in Newton, Massachusetts. Mr. Kraft was President and Chief Executive Officer of Kraft Holdings, Inc., a Mercedes-Benz dealership in south Florida from 1977 to 1998. He also served as a director to Barnett Bank of South Florida from 1986 to 1989. Mr. Kraft has served on the boards of a number of civic organizations.

R. C. Mills	69
President & COO of Heritage Propane Partners, L.P., a national distributor of propane gas. Mr. Mills is a graduate of the University of Sarasota and resides in the Jacksonville area. Mr. Mills has an extensive business background and is experienced in business mergers and acquisitions, corporate finance, and personnel management having served in several executive management positions with a vertically integrated oil and gas company for over 25 years.

Gilbert J. Pomar, III	45
President and Chief Executive Officer for both the Company and the Bank, Mr. Pomar joined the Company in March 1999, having been employed by First Union National Bank in Jacksonville since 1991. During his tenure with First Union, he was Senior Portfolio Manager and Senior Vice President/Commercial Banking Manager. Mr. Pomar has 23 years of banking experience, including Southeast Bank, First National Bank of Chicago, Barnett Bank and Florida Coast Bank. Mr. Pomar is active in various community efforts, including Board positions of the American Cancer Society, University of North Florida, College of Business, and the Florida Bankers Association. He is a graduate of the University of Florida, where he earned his Bachelor of Science degree in Finance.

Donald E. Roller	68
Chairman of our Board of Directors. President and Chief Executive Officer of U.S. Gypsum Company from 1993 through 1996. He was also Executive Vice President of USG Corporation. Mr. Roller has had much experience in directorship positions; he serves as a member of the Board and Treasurer of Glenmoor at St. Johns, a not for profit CCRC located in St. Augustine, Florida, and has served as acting Chief Executive Officer and Chairman of the Audit Committee for Payless Cashways, Inc.

Charles F. Spencer	63
President of INOC LLC, a real estate management development company, and Cottage Street Land Trust, Inc. in Jacksonville, Florida. In addition, Mr. Spencer is Executive Vice President of the South Atlantic and Gulf Coast District of I.L.A. and Vice President at Large of the Florida AFL-CIO. He serves as a member of the Board of the Jacksonville Airport Authority, the Jacksonville Propeller Club, the I.M. Sulzbacher Center for the Homeless and Edward Waters College. Mr. Spencer is the former Chairman of the Board for the Jacksonville Sports Development Authority, appointed by the Mayor, and a former board member of the United Way of Northeast Florida, the Committee of 100 of the Jacksonville Chamber of Commerce, and the Florida Community College at Jacksonville Foundation.

PROPOSAL 2: APPROVAL OF 2006 STOCK INCENTIVE PLAN

At its February 28, 2006 meeting, the Board of Directors unanimously adopted the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “Plan”), under which the maximum of 20,000 shares of the Company’s common stock may be awarded to Company executives and employees, subject to the approval thereof by the shareholders of the Company at the Annual Meeting. A copy of the Plan is attached to this Proxy Statement as Appendix A. The favorable vote of a majority of the shares of common stock represented at the Annual Meeting is required for approval of the Plan.

The purposes of the Plan are to encourage outstanding individuals to accept or continue employment with the Company or its subsidiaries and to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s shareholders by providing them incentives.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

2006 STOCK INCENTIVE PLAN.

Description of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan

The following description of the material terms of the Plan is intended as a summary only and is qualified in its entirety by reference to the text of the attached Plan.

Administration. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors, or such other committee comprised of members of the Board that the Board appoints (the “Committee”). If the Compensation Committee has not been designated as the Committee, members of the Committee must be “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and “independent directors” within the meaning of any applicable stock exchange rule. In addition, to the extent that the Committee intends that an award granted under the Plan constitutes “performance-based compensation” for purposes of Internal Revenue Code (the “Code”) section 162(m) (discussed below), members of the Committee must be “outside directors” within the meaning of Code section 162(m).

Under the Plan, the Committee has full authority to select the eligible individuals to whom awards will be granted, the types of award to be granted, the number of shares to be subject to an award, the exercise price (in the case of a stock option) and other terms and conditions of awards, to interpret the Plan, and to prescribe, amend and rescind the rules and regulations relating to the Plan.

Term, Amendment and Termination. If not terminated sooner by the Board of Directors, the Plan will terminate as of the close of business on the date immediately preceding the tenth anniversary of the Plan’s effective date, and no awards will be granted after that date. Awards granted and outstanding as of the date the Plan terminates will not be affected or impaired by such termination.

The Board of Directors may amend, alter or discontinue the Plan at any time. However, no amendment, alteration or discontinuation of the Plan may impair the rights of an award recipient with respect to awards previously granted without such recipient’s consent (except that no consent is necessary for amendments made to cause the Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below). No amendment may be made that would disqualify the Plan from the exemption provided by Rule 16b-3 of the Exchange Act or to extend the term of the Plan. No amendment can be made to the Plan without the consent of the Company’s shareholders to the extent that such approval is required by law or agreement.

The Committee may amend the terms of any outstanding award, either prospectively or retroactively except that an amendment that would impair the rights of the award holder requires the holder’s consent (except that no consent is necessary for amendments made to cause the Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below or to comply with Code Section 409A).

No Modification of Stock Options or Stock Appreciation Rights. Except for adjustments for certain corporate events as described below, the Plan expressly prohibits the Committee from modifying (including the extension, renewal or repricing of) stock options or stock appreciation rights once they are granted, if such modification would result in the stock options or stock appreciation rights constituting deferred compensation for purposes of Code section 409A.

Shares Subject to the Plan. Subject to adjustments as described below, up to 20,000 shares of the Company’s common stock, par value of $.01 per share, will be available for issuance for awards under the Plan, including with respect to incentive stock options. Shares subject to an award may be authorized and unissued shares, treasury shares, or shares of common stock purchased on the open market. Awards may only be granted on shares of the highest-value class of common stock of the Company, specifically excluding any class of stock that provides a preference as to dividend or liquidation rights. As of March 10, 2006, the closing price of a share of common stock was $32.15.

If an award granted under the Plan expires, terminates, is cancelled, or lapses for any reason without the issuance of shares of common stock, or if any shares of restricted stock awarded under the Plan are forfeited, the shares covered by such award or such restricted stock will again be available for awards under the Plan. In addition, if an award recipient tenders previously-acquired shares of the Company’s common stock to satisfy applicable withholding obligations with respect to an award, or if shares of the Company’s common stock are withheld to satisfy applicable withholding obligations, such shares will again be available for further awards under the Plan. Also, if an award recipient tenders previously-acquired shares of the Company’s common stock in payment of the option price upon exercise of a stock option awarded under the Plan, or if shares of common stock are withheld in payment of the option price, the number of shares tendered or withheld will again be available for further awards under the Plan.

Individual Limitations. Subject to adjustments as described below, no individual may be granted, within one fiscal year of the Company, awards covering more than 10,000 shares of common stock or common stock equivalents (in the case of awards of stock appreciation rights, restricted stock, restricted stock units, and performance grants). Additionally, no individual may be granted within one fiscal year of the Company, grants that exceed $500,000 when paid in cash or in shares of common stock.

Subject to the prohibition on modification of stock options and stock appreciation rights after the date of grant as specified above, if there is a change in the common stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the Plan authorizes the Committee to make appropriate adjustments in the number of shares authorized for grants, in the exercise prices of outstanding stock options, in the base prices of stock appreciation rights, and in the limits described above on the number of shares available for grant to individuals per fiscal year.

Eligibility and Types of Awards. The Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants. Participation in the Plan is open to employees of the Company and its subsidiaries as selected by the Committee. Directors who are not employees of the Company or of a subsidiary are not eligible to receive grants under the Plan. As of December 31, 2005, the Bank had approximately 46 employees, including three officers of the Company or any subsidiary, that would have been eligible to receive awards under the Plan.

Stock Options. Employees of the Company and its subsidiaries may be granted options to acquire the Company’s common stock under the Plan, either alone or in conjunction with other awards under the Plan. Under the Plan, stock options may be either incentive stock options (“ISOs”) or nonqualified stock options. The exercise price of a stock option is determined at the time of grant but may not be and may never become less than the fair market value per share of common stock on date of grant. Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable stock option agreement. The exercise period of a stock option is determined by the Committee and may not exceed ten years from the date of grant.

The holder of a stock option may exercise the option in whole or in part at such times as specified by the Committee in the grant agreement; provided that an ISO may be exercised no later than the earlier of (i) ten years from the date of grant, (ii) three months following the participant’s retirement or termination from employment for reasons other than for death or disability, or (iii) one year following the date of the Participant’s death or disability.

The exercise price of a stock option must be paid in full at the time of exercise and is payable in cash. However, if (and to the extent) provided by the related grant agreement, the option exercise price may also be paid: (i) by the surrender of common stock already owned by the optionee, (ii) by requesting the Company to withhold, from the number of shares of common stock otherwise issuable upon exercise of the stock option, shares having an aggregate fair market value on the date of exercise equal to the exercise price, or (iii) a combination of the foregoing, as provided by the award agreement. Additionally, if permitted by the Committee and allowable by law, payment of the exercise price may be made through a broker-facilitated cashless exercise.

ISOs are exercisable only by the optionee during his or her lifetime and are not assignable or transferable other than by will or by the application of the laws of inheritance. Nonqualified stock options may be assigned, but only to the extent specifically provided in grant agreement.

For the purpose of complying with Code section 409A, the Plan prohibits any modification to a previously granted Stock Option if such modification would result in the Stock Option being treated as deferred compensation subject to Code section 409A. A “modification” for this purpose is generally any change to the terms of the Stock Option (or the Plan or applicable award agreement) that provides the holder with a direct or indirect decrease in the exercise price of the Stock Option, or an additional deferral feature, or an extension or renewal of the Stock Option, regardless of whether the holder in fact benefits from this change. The maximum period in which a Stock Option may be extended for any reason under the Plan is to the 15th day of the third month following, or to the December 31 after the date on which the Stock Option otherwise would have expired, whichever happens to be later.

Stock Appreciation Rights. A stock appreciation right (“SAR”) may be granted (i) to employees in conjunction with all or any part of an option granted under the Plan (a “Tandem SAR”), or (ii) without relationship to an option (a “Freestanding SAR”). Tandem SARs must be granted at the time such option is granted. A Tandem SAR is only exercisable at the time and to the extent that the related option is exercisable. The base price of a Tandem SAR must be and may never become less than the exercise price of the option to which it relates. Upon the exercise of a Tandem SAR, the holder thereof is entitled to receive, in cash or common stock as provided in the related award agreement, the excess of the fair market value of the share for which the right is exercised (calculated as of the exercise date) over the exercise price per share of the related option. Stock options are no longer exercisable to the extent that a related Tandem SAR has been exercised, and a Tandem SAR is no longer exercisable upon the forfeiture, termination or exercise of the related stock option. A Freestanding SAR entitles the holder to a cash payment equal to the difference between the base price and the fair market value of a share of common stock on the date of exercise. The base price must be equal to and may never become less than the fair market value of a share of common stock on the date of the Freestanding SAR’s grant.

SARs may be sold or assigned, but only to the extent provided in the grant agreement.

For the purpose of complying with Code section 409A, the Plan prohibits any modification to a previously granted SAR if such modification would result in the SAR being treated as deferred compensation subject to Code section 409A. A “modification” for this purpose generally has the same meaning as discussed above with respect to Stock Options.

Restricted Stock. Employees of the Company and its subsidiaries may be granted restricted stock under the Plan, either alone or in combination with other awards. Restricted stock are shares of the Company’s common stock that are subject to forfeiture by the recipient if the conditions to vesting that are set forth in the related restricted stock agreement are not met. Vesting may be based on the continued service of the recipient, one or more performance goals (described below), or such other factors or criteria as the Committee may determine.

Unless otherwise provided in the related restricted stock agreement, the grant of a restricted stock award will entitle the recipient to vote the shares of Company common stock covered by such award and to receive the dividends thereon. Under the Plan, a restricted stock agreement may provide that cash dividends paid on restricted stock will be automatically deferred and reinvested in additional restricted stock and dividends payable in stock will be paid in the form of restricted stock. For the purpose of complying with Code section 409A, the Plan provides that cash dividends so reinvested or share dividends so payable shall vest at the same time as the Restricted Stock to which they relate; or, if the applicable award agreement is silent, such dividends shall be paid in the same calendar year in which the same dividends are paid to other shareholders of the Company, or by the 15th day of the third calendar month following the date on which the same dividends are paid to other shareholders of the Company, if later.

During the period that shares of stock are restricted, the recipient cannot sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock. If a recipient’s employment or service with the Company and its subsidiaries terminates, the recipient will forfeit all rights to the unvested portion of the restricted stock award.

Restricted Stock Units. Employees of the Company and its subsidiaries may be granted restricted stock units under the Plan, either alone or in combination with other awards. A restricted stock unit is a right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock in the future, under terms and conditions established by the Committee.

The applicable restricted stock units award agreement is required to specify the times or events on which restricted stock units will be paid. These times or events generally include the applicable vesting date, the date of the participant’s termination of employment, or a specified calendar date. Restrictions conditioned on the passage of time shall not expire less than three years from the date of grant. Once specified in the award agreement, payment dates may not be accelerated for a participant for any reason, except as specifically provided for in Code section 409A. At the time specified in the applicable award agreement, restricted stock units will be settled by the delivery to the participant of shares of common stock equal in number to the number of the participant’s restricted stock units that are vested as of the specified date or event (such as termination of employment), or cash equal to the fair market value of such shares. Payment to any specified employee (as defined in the Plan) upon termination of employment is required to be delayed for six months in order to comply with Code section 409A.

Prior to an actual delivery of shares of common stock in settlement of a restricted stock units grant, a participant acquires no rights of a shareholder. Restricted stock units may not be sold, assigned, transferred or pledged or otherwise encumbered, but a participant may designate one or more beneficiaries to whom shares of common stock covered by a grant of restricted stock units will be transferred in the event of the participant’s death.

The Committee may, in its discretion, provide in a restricted stock units award agreement that a participant will be entitled to receive dividend equivalents with respect to his or her restricted stock units. Dividend equivalents may, in the discretion of the Committee, be paid in cash or credited to the participant as additional restricted stock units, or any combination of cash and additional restricted stock units. The amount that can be paid to a recipient as a dividend equivalent cannot exceed the amount that would be payable as a dividend if the stock unit were actually a share of common stock. If credited to the participant as additional restricted stock units, the additional restricted stock units will vest at the same time as the restricted stock units to which they relate. If credited to the participant as cash, the dividend equivalents must be paid in the same calendar year in which the related dividends are paid to shareholders of the Company, or by the 15th day of the third calendar month following the date on which the related dividends are paid, if later.

Performance grants. Officers and employees of the Company and its subsidiaries may be granted performance grants under the Plan, either alone or in combination with other Plan awards.

A performance grant is a contingent right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock, in the future, pursuant to the terms of a grant made under the Plan and the related award agreement. For any grant of performance grants, the Committee will establish (i) one or more performance goals, and (ii) a performance period of not less than one year. The performance goals will be based on one or more performance criteria set forth in the Plan and described below. At the expiration of the performance period, the Committee will determine and certify the extent to which the performance goals were achieved. The Committee will then determine the number of performance grants to which a recipient of performance grants under the grant is entitled, based upon the number of performance grants originally granted to the recipient and the level of performance achieved. Performance grants will be settled by the delivery of shares of common stock of the Company or cash equal to the fair market value of such shares as soon as practicable after the close of the performance period. Performance grants will be delivered as soon as practicable following the Committee’s determination, but in any event no later than 2½ months after the end of the year in which the applicable performance period has ended.

Payment to any specified employee (as defined in the Plan) upon termination of employment is required to be delayed for six months in order to comply with Code Section 409A

Prior to an actual delivery of shares of common stock in settlement of a performance grants grant, a recipient acquires no rights of a shareholder. Performance grants may not be sold, assigned, transferred or pledged or otherwise encumbered, but a recipient may designate one or more beneficiaries to whom shares of common stock covered by a grant of performance grants will be transferred in the event of the recipient’s death.

Effective Date. If approved by the shareholders, the Plan described above will be effective as of the date of approval.

Certain Federal Income Tax Considerations

The following is a brief and general summary of the federal income tax consequences of transactions under the Plan based on federal income tax laws in effect on January 1, 2006. The summary does not purport to be complete, and does not address the tax consequences of a participant’s death or the state, local and foreign tax laws that may also be applicable to awards and transactions involving awards.

Stock Options. Stock options granted under the Plan may be either “Incentive Stock Options,” as defined in Section 422 of the Code, or Nonstatutory Stock Options.

Incentive Stock Options. Incentive Stock Options granted under the Plan will be subject to the applicable provisions of the Code, including Code section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no “disqualifying disposition” of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares of the common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the exercise price (the “bargain purchase element”) and Company will generally be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (at varying rates depending upon such holder’s holding period in the shares and income level), for which Company will not be entitled to a federal income tax deduction. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

Nonqualified Stock Options. With respect to nonqualified stock options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a nonqualified stock option will constitute wages for which withholding will be required.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a SAR. When a SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any common stock received on the exercise. In the case of a recipient who is also an employee, any income recognized upon exercise of a SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction at the same time and in the same amount. If the optionee receives common stock upon the exercise of a SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under “nonqualified stock options.”

Restricted Stock. A recipient will not realize taxable income at the time of grant of a restricted stock award, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares of Company common stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company common stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse. In the case of a recipient who is also an employee, any amount included in income will constitute wages for which withholding will be required.

Restricted Stock Units and Performance Grants. An employee who is awarded one or more restricted stock units and/or performance grants will not recognize income and the Company will not be allowed a deduction at the time the award is made. When an employee receives payment for such awards in cash or shares of common stock, the amount of the cash and the fair market value of the shares of common stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. The Company will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid. In the case of a recipient who is an employee, any amount included in income will constitute wages for which withholding will be required.

Section 162(m) Limit. Code section 162(m) generally limits a public company’s federal income tax deduction for compensation paid to any of its executive officers to $1,000,000 per year. However, certain “performance-based compensation” paid to such officers is exempt from the $1,000,000 annual deduction limit.

The Plan is designed to enable the Company to provide grants of stock options, stock appreciation rights and performance grants under the Plan to the Company’s executive officers that will satisfy the requirements of the exception of Section 162(m) for performance-based compensation. The Plan is also designed so that awards of restricted stock and restricted stock units under the Plan may be made in a manner which satisfies the performance-based compensation exception of Section 162(m). Accordingly, (i) the right to receive a share of common stock or cash in payment of a stock option, stock appreciation right or performance grant, and, (ii) if the Committee intends that a restricted stock or stock unit award satisfy the performance-based compensation exception, the vesting of such stock or restricted stock units, will be contingent upon the achievement of objective performance goals established by the Committee at the time of grant.

Under the Plan, a performance goal will be based on one or more of the following criteria: total shareholder return, revenue, gross profit, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, net interest margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity. Performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index. The level of achievement of a performance goal will be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee. Under the Plan, the Committee does have the discretion, to the extent such discretion is consistent with the “qualified performance-based exception” of the Code and its regulations, to make equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or a subsidiary or the financial statements of the Company or any subsidiary, or for changes in the law or accounting principles. Once a performance goal is established, the Committee will have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of the performance goal.

Income Tax Withholding. Upon an employee’s realization of income from an award, the Company is generally obligated to withhold against the employee’s Federal and state income and employment tax liability. Payment of the withholding obligation can be made from other amounts due from the Company to the award recipient or with shares of Company common stock owned by the recipient. If the recipient elects to tender shares of Company common stock or to reduce the number of shares the recipient is otherwise entitled to receive to satisfy the withholding obligation, the shares tendered or reduced will be treated as having been sold to the Company.

Capital Gains. Generally, under law in effect as of January 1, 2006, net capital gain (net long-term capital gain minus net short-term capital loss) is taxed at a maximum rate of 15%.

Special Considerations under Code Section 409A. Code section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. Compensation deferred under a nonqualified plan prior to that date is also subject to the new requirements if the plan is “materially modified” on or after October 4, 2004. A nonqualified plan is materially modified if any new benefit or right is added to the plan or any existing benefit or right is enhanced.

If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in such participant’s gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code section 409A, the amount also is subject to an additional income tax and enhanced interest. The additional income tax is equal to twenty percent of the amount required to be included in gross income. The interest imposed is equal to the interest at the underpayment rate specified by the Internal Revenue Service, plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

In addition, the requirements of Code section 409A are applied as if (a) a separate plan or plans are maintained for each participant, and (b) all compensation deferred with respect to a particular participant under an account balance plan is treated as deferred under a single plan, all compensation deferred under a nonaccount balance plan is treated as deferred under a separate single plan, all compensation deferred under a plan that is neither an account balance plan nor a nonaccount balance plan (for example, equity-based compensation) is treated as deferred under a separate single plan, and all compensation deferred pursuant to an involuntary separation pay arrangement is treated as deferred under a separate single plan. Thus, if a plan failure under Code section 409A relates only to a single participant, then only the compensation deferred by that particular participant will be includable in gross income and subject to the additional income tax and interest; but any amount deferred by the participant under a different plan of a similar basic type will be includable in the participant’s gross income and subject to the additional income tax and interest as well.

In general, stock options and SARs do not provide for a deferral of compensation subject to Code section 409A if (i) the underlying stock is the highest value common stock of the service recipient; (ii) the exercise price is equal to and can never become less than the fair market value of the underlying stock at the time of grant; and (iii) the option or appreciation right is not modified, renewed or extended after the date of grant in a way that would cause the option to provide for a deferral of compensation or additional deferral feature. Restricted stock awards and performance grants generally do not provide for a deferral of compensation subject to Code section 409A, unless (i) the award is received more than 2½ months beyond the end of the first taxable year (employee’s or employer’s, whichever is later) in which the legally binding right to such award arises and is no longer subject to a substantial risk of forfeiture and (ii) the award includes at least some shares that are not subject to a substantial risk of forfeiture at the time the award is received. In each case, the Plan has been designed with the intent that the arrangements under which participants receive stock options, SARs, restricted stock and performance grants do not provide for a “deferral of compensation” subject to Code section 409A.

An award of restricted stock units provides for a deferral of compensation subject to Code section 409A if payment of such an award occurs more than 2½ months after the end of the first taxable year (employee’s or employer’s, whichever is later) in which the legally binding right to the award arises and is no longer subject to a substantial risk of forfeiture. Under the Plan, restricted stock units are potentially subject to Code section 409A because payment of restricted stock units may occur on the award recipient’s termination of employment or upon a fixed date which in either case could be more than 2½ months beyond the end of the first taxable year in which the restricted stock units are no longer subject to a substantial risk of forfeiture.

Because participants are not able to submit initial deferral elections with respect to restricted stock units or elections as to the time or form of payment of restricted stock units, the requirements of Code section 409A as they relate to these elections do not apply. Similarly, because restricted stock units are only payable upon certain fixed times or events and because there is a six-month delay for payments upon termination of employment to specified employees, this arrangement satisfies the requirements under Code section 409A regarding permissible distribution events and times. Finally, the Plan includes a provision prohibiting the acceleration of the timing or schedule of payment of restricted stock units to any participant, except in the limited circumstances specifically permitted under Code section 409A. Thus, the Plan has been designed with the intent that the arrangement under which participants receive restricted stock units complies with the requirements of Code section 409A.

New Plan Benefits

No awards have been granted to date under the 2006 Stock Incentive Plan, although it is anticipated that awards will be granted during fiscal year 2006 if the 2006 Stock Incentive Plan is approved by the Company’s shareholders. Awards for which benefits may be paid under the Plan are made at the sole discretion of the Committee, subject to the maximum plan and maximum individual limitations described above. In addition, the actual benefits that will paid under the Plan will depend upon a number of factors, including the market value of the Company’s common stock on future dates, and in the case of performance grants and restricted stock with vesting, based on the achievement of one or more performance goals, actual performance of the Company (both absolutely, and in some cases, as measured against the performance of peer companies), and decisions made by performance grant recipients. Since these factors are not known at this time, the benefits or amounts paid under the Plan, and the market value of such awards are not yet determinable. In addition, because of these unknown variables, it is not possible to determine any other benefits that might be received by recipients under the Plan.

BOARD OF DIRECTORS, GOVERNANCE AND COMMITTEES

Corporate Governance. The Board of Directors is committed to good business practices, transparency in financial reporting, the highest level of corporate governance and the highest ethical, moral and legal standards in the conduct of its business and operations. We believe that these standards form the basis for our reputation of integrity in the marketplace and are essential to our efficiency and continued overall success.

Communications with the Board of Directors. The Board has established a process for shareholders to communicate with members of the Board. If you would like to contact the Board, you can do so by forwarding your concern, question or complaint to the Company’s Corporate Secretary, Price W. Schwenck, at 100 North Laura Street, Jacksonville, Florida 32202.

Independence. The Board of Directors has determined that 13 of its 14 members are independent as defined by the National Association of Securities Dealers listing standards.

Meetings. During fiscal year 2005, the Board held ten meetings, and all directors attended at least 75% of the meetings of the Board and committees on which they served, except for Melvin Gottlieb who returned from a one-year leave of absence in August 2005 and attended 50% of the remaining board meetings in fiscal year 2005. Our Board of Directors maintains an Audit Committee, a Compensation Committee and a Corporate Governance Committee, which are described below. Our Board elects the members of these committees at the Annual Meeting, and membership may change throughout the year based on varying circumstances at the discretion of the Board. Under our bylaws, the Board of Directors is authorized to fill any vacancy on a committee.

Audit Committee. The Audit Committee is responsible for the matters set forth in its written charter, which has been adopted by the Board of Directors, a copy of which is attached to this Proxy Statement. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports, systems of internal controls regarding finance, accounting, legal compliance and ethics, and evaluating the independence of the Company’s independent accountants. The Audit Committee held four meetings in fiscal year 2005. The members of the Audit Committee are D. Michael Carter (Chairman), R.C. Mills, John W. Rose and John R. Schultz. All members of the Audit Committee are independent as defined by rule promulgated under the Securities Exchange Act of 1932, as amended (the “Exchange Act”), and the National Association of Securities Dealers listing standards.

Audit Committee Pre-Approval Policies and Procedures. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all auditing services and permissible nonaudit services, including related fees and terms, to be performed for the Company by its independent auditor subject to the de minimus exceptions for nonaudit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. In fiscal year 2005, the Audit Committee pre-approved all services performed for the Company by the auditor.

Audit Committee Financial Expert. The Board of Directors has determined that D. Michael Carter, C.P.A., is an audit committee financial expert. Mr. Carter is independent as defined by the National Association of Securities Dealers listing standards.

Compensation Committee. The Compensation Committee, the charter of which is attached, is responsible for oversight of compensation matters, employment issues and personnel policies. The Committee makes recommendations to the Board of Directors regarding compensation for the Chief Executive Officer, as well as other executive officers and certain officers/managers, including salary, bonuses, option grants, other forms of long-term compensation, and employee benefits. Additionally, the Committee reviews general levels of compensation and is responsible for evaluation of salaries and other compensation in light of industry trends and the practices of similarly situated, publicly traded bank holding companies. The Compensation Committee held six meetings in fiscal year 2005. The members are John W. Rose (Chairman), R.C. Mills, Donald E. Roller, Charles F. Spencer and Gary L. Winfield, M.D. Price Schwenck serves ex officio to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. During fiscal year 2005, none of the members of the Compensation Committee were current or former officers or employees of the Company or its subsidiaries, nor had any other material relationship requiring disclosure.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for formulating policies governing the Board of Directors and its committees as set out in its charter, a copy of which is attached to this Proxy Statement. The responsibilities include recommending new Board members, establishing criteria for membership on the Board, designating chairs and members of Board committees, setting dates for Board meetings, monitoring compliance with our bylaws and regulations governing public companies and making recommendations regarding director compensation. The Nominating and Corporate Governance Committee held four meetings in fiscal year 2005. The members of the Nominating and Corporate Governance Committee are Bennett A. Tavar (Chairman), Melvin Gottlieb, John C. Kowkabany, Rudolph A. Kraft, Donald E. Roller and Charles F. Spencer, all of whom are independent as defined by the National Association of Securities Dealers listing standards. The Nominating and Corporate Governance Committee will consider candidates for Board seats recommended by our shareholders. Written suggestions for nominees should be sent to the Corporate Secretary, Price W. Schwenck, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202. Any such recommendation must include the name and address of the candidate; a brief biographical description, including the candidate’s occupation for at least five years; a statement of the qualifications of the candidate; and the candidate’s signed consent to be named in the Proxy Statement and to serve as director, if elected.

Director Fees. Directors who are not employees of the Company received $164,949 in 2004 and $204,689 in fiscal year 2005 for their services to the Company. Non-employee directors currently participate in the Company’s Directors Stock Purchase Plan under which a director may designate all, or any part, of his compensation for investment in the Company’s stock. All non-employee directors elected to designate all of their compensation for such investment, each receiving 600 shares of Company stock, except for Mr. Kraft, who received 100% of his director fees in cash.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

During 2005, the Compensation Committee of the Board of Directors was composed of five members--Messrs. Mills, Roller, Rose, Spencer and Winfield, all of whom constitute independent directors as defined under the rules of the National Association of Securities Dealers. The Board designates the chairman of the Committee and the members of the Committee.

Compensation Policy. The Company’s compensation policy is designed to make changes in total compensation commensurate with changes in the value created for the Company’s shareholders. The Compensation Committee believes that compensation of executive officers and others should be based on the Company’s operating performance, the individual’s responsibilities and peer industry studies, and should be designed to aid the Company in attracting and retaining high-performing executives.

The objectives of the Compensation Committee’s compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term strategic and operating performance goals for the Company, and to provide compensation that recognizes individual contributions as well as overall business results. At the Company, executive officer compensation comprises three areas: base salary, short-term annual incentives and long-term stock incentives.

In establishing executive officer salaries and increases, the Compensation Committee, with the Chief Executive Officer’s input, considers individual quarterly performance in the areas of Company profitability, strategic plan progress, growth, asset quality, customer service, morale, completed projects, team work and communication, and the relationship of total compensation to the salary market of similarly situated institutions. The decision to increase base pay is determined by the Compensation Committee using performance results measured quarterly. The Company’s general approach to executive compensation is to provide market competitive base salary, and to reward performance through periodic incentive bonuses consistent with individual contributions to the Company’s financial performance.

Chief Executive Officer Compensation. During the first quarter of each year, the Compensation Committee reviews the compensation paid to the Chief Executive Officer of the Bank. Final approval of Chief Executive Officer compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on the Company’s profitability, strategic plan progress, growth and loan quality, morale, completed projects, teamwork and communications. The Compensation Committee also considers the Chief Executive Officer’s abilities in the areas of leadership and community involvement along with the compensation of chief executive officers of comparable-sized financial institutions.

After reviewing the appropriate data, the annual salary for Gilbert J. Pomar, III, President and Chief Executive Officer of the Company and the Bank, was increased by $5,000 to $165,000 for 2006 based on specific accomplishments and the overall financial performance of the Company. Mr. Pomar was awarded a cash bonus award of $85,000.

Summary. In summary, the Compensation Committee believes that the Company’s compensation program is reasonable and competitive with compensation paid by other financial institutions similarly situated. The program is designed to reward strong performance.

Compensation Committee: R.C. Mills, Donald E. Roller, John W. Rose, Charles F. Spencer and  Gary L. Winfield

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers, in addition to Mr. Pomar, who serves as a director, are listed below. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years. Each officer holds office for the term set forth in the officer’s written employment agreement, if any, or until the officer’s successor has been elected and qualified.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Scott M. Hall	41
Executive Vice President and Senior Loan Officer of the Bank. Mr. Hall has over 19 years of experience in the financial services industry. Before joining the Bank, he was employed with First Union National Bank in Jacksonville for eight years as Vice President/Commercial Banking Relationship Manager. His community activities include the Jacksonville Chamber of Commerce and Habitat for Humanity. He serves as a director for the DYE-Clay YMCA. Mr. Hall is a graduate of the University of North Florida, where he received his Bachelor of Business Administration degree in Finance.

Valerie A. Kendall	53

Executive Vice President and Chief Financial Officer of the Holding Company and Bank. Ms. Kendall’s banking career spans more than 20 years. Prior to joining the Bank, she served as Executive Vice President and Chief Financial Officer of P.C.B. Bancorp, Inc., n/k/a Colonial BancGroup, Inc., a $650 million multi-bank holding company based in Clearwater, Florida. She also held senior finance positions with AmSouth Bank, Barnett Banks (Bank of America) and SunTrust. Ms. Kendall received her Bachelor of Science degree in Accounting from Florida Southern College and is a Certified Public Accountant.

SUMMARY COMPENSATION TABLE (1)

The following table sets forth for the fiscal years ended December 31, 2005, 2004 and 2003 the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years, for services in all capacities to the Chairman of our Bank(2), Chief Executive Officer, Chief Financial Officer and the Senior Loan Officer of our Bank.

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(3)	All Other Compensation ($)(4)
Price W. Schwenck, Chairman of the Bank(2)	2005 2004 2003	100,000 100,000 -0-	-0- 41,372 -0-	-0- -0- -0-	-0- -0- -0-
Gilbert J. Pomar, III, President and Chief Executive Officer	2005 2004 2003	160,000 148,000 141,000	85,000 67,000 69,000	-0- -0- -0-	9,480 13,000 12,000
Scott M. Hall, Executive Vice President and Senior Loan Officer of the Bank	2005 2004 2003	130,000 125,000 110,950	60,000 40,000 40,000	100 100 250	7,750 7,895 8,838
Valerie A. Kendall, Executive Vice President and Chief Financial Officer(5)	2005 2004 2003	130,000 125,000 -0-	40,000 25,000 -0-	-0- -0- -0-	7,768 -0- -0-

(1)
Columns relating to Long-Term Compensation Awards and LTIP Payouts have been deleted because no compensation required to be reported in such columns was awarded to, earned by or paid to the named executives during the periods indicated. Perquisites are not disclosed because the aggregate value does not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(2)	As of January 1, 2006, Price Schwenck is no longer an executive officer of the Registrant or the Bank
(3)	The amounts shown in the Other Annual Compensation column consist of commissions.
(4)	The amounts shown in the All Other Compensation column consist of matching contributions to the 401(k) plan.
(5)	Valerie Kendall commenced her employment with the Registrant/Bank on May 24, 2004.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table sets forth information regarding stock options exercised in fiscal year 2005 by each of the named executive officers and the value of the unexercised options held by these individuals as of December 31, 2005 based on the market value ($33.96) of the common stock on December 31, 2005 on the Nasdaq SmallCap Market.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/05	Value of Unexercised in the Money Options at 12/31/05
			Exercisable/Unexercisable	Exercisable/Unexercisable
Price W. Schwenck	--	--	4,641 / -------	$111,198 / $-0-
Gilbert J. Pomar, III	--	--	38,000 / 17,000	$868,680 / $278,370
Scott M. Hall	--	--	16,000 / 9,000	$358,385 / $128,490
Valerie A. Kendall	--	--	3,000 / 12,000	$ 32,130 / $128,520

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has granted loans to and accepted deposits from its executive officers, directors and their affiliates in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and which did not involve more than the normal risk of collectibility or present other unfavorable features.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the securities authorized for issuance under the equity incentive plan as of December 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	189,214	$14.04	39,724
Equity compensation plans not approved by security holders	--	--	--
Total	189,214	$14.04	39,724

EMPLOYMENT AGREEMENTS

Gilbert J. Pomar, III. Under our employment agreement with Gilbert J. Pomar, III, (the “Pomar Agreement”), he became the Bank's President in March 1999 at a salary of $120,000. He has since been promoted to become our CEO, and his base salary has increased annually. Mr. Pomar's salary was increased from $160,000 to $165,000 effective March 15, 2006, based on the evaluation of performance factors by the Compensation Committee. Further, Mr. Pomar was granted a bonus of $85,000 in January 2006 relative to performance in 2005. The Pomar Agreement provides for an annual base salary plus annual increases and participation in bonus plans, stock option plans, stock ownership plans, profit sharing plans and 401(k) plans made available to our employees and executives. Additionally, we pay Mr. Pomar's medical and dental insurance plan premiums. The Pomar Agreement has a rolling one-year term, ending no later than Mr. Pomar's 65th birthday and contains a six-month noncompetition provision against employment with any person seeking to organize a financial institution in Duval or Clay counties.

If we terminate Mr. Pomar's employment for a reason other than for “just cause” (as defined in the Pomar Agreement), death or disability, or if Mr. Pomar terminates his employment for “good reason” (as defined), then we must pay Mr. Pomar an amount equal to his annual base salary and any bonus to which he would have been entitled under the Pomar Agreement. If Mr. Pomar's employment is terminated as a result of a “change in control” (as defined) or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Pomar is entitled to a severance payment equal to 2.99 times his current annual base salary plus any incentive compensation to which he was entitled under the Pomar Agreement. These payments will be made in substantially equal semi-monthly installments until paid in full. In addition, upon a change in control, all unvested options will vest on the day before the effective date of the change in control. Furthermore, unless Mr. Pomar is terminated for just cause, under certain banking regulatory requirements or under a termination of employment by Mr. Pomar for other than good reason, we are also required to maintain in full force and effect all employee benefit plans in which Mr. Pomar was participating before termination for the remainder of the Pomar Agreement, or 12 months, whichever is shorter. The Pomar Agreement also contains provisions required under certain banking regulations that suspend or terminate the Pomar Agreement upon certain banking regulatory findings or actions.

Scott M. Hall. Under our employment agreement with Scott M. Hall (the “Hall Agreement”), he became the Bank's Senior Loan Officer on January 1, 2003 at an annual salary of $112,000. Mr. Hall’s salary was increased from $130,000 to $134,000 effective March 15, 2006. Mr. Hall was granted a bonus of $60,000 in 2006 relative to performance in 2005. The Hall Agreement provides for an annual base salary plus incentive compensation and participation in bonus plans, stock option plans, stock ownership plans, profit sharing plans and 401(k) plans made available to our employees and executives. Additionally, we pay Mr. Hall’s medical and dental insurance plan premiums. The Hall Agreement has a rolling one-year term, ending no later than Mr. Hall’s 65th birthday, and contains a 12-month noncompetition provision against employment with any person seeking to organize a financial institution in Duval or Clay counties; however, such provision is limited to a three-month period if Mr. Hall is terminated due to a change in control.

If we terminate Mr. Hall’s employment for a reason other than for “just cause” (as defined in the Hall Agreement) or Mr. Hall terminates his employment for “good reason” (as defined), then we must pay an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Hall Agreement. If Mr. Hall’s employment is terminated as a result of a “change in control” (as defined) or said change occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Hall is entitled to a severance payment equal to 300% of the highest annual salary and bonus he was paid or entitled to in the two years preceding termination. These payments will be made in substantially equal semi-monthly installments until paid in full. In addition, upon a termination for a change in control, we are also required to maintain in full force and effect all employee benefit plans in which Mr. Hall was participating before termination for the remainder of the Hall Agreement, or 12 months, whichever is shorter.

SHAREHOLDER RETURN PERFORMANCE

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Jacksonville Bancorp, Inc.	100.00	109.71	136.34	187.43	308.03	378.86
Russell 3000	100.00	88.54	69.47	91.04	101.92	108.16
SNL Southeast Bank Index	100.00	124.58	137.62	172.81	204.94	209.78

AUDIT COMMITTEE REPORT

As set forth in its charter, the Audit Committee assists the Board by reviewing financial reports we provide to governmental bodies or the public, monitoring the adequacy of our internal controls regarding finance and accounting, reviewing our auditing, accounting, and financial reporting processes generally, and verifying the independence of our independent auditors. All auditors employed or engaged by us report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee recommends the selection of auditors, reviews an annual risk assessment to ensure sufficient audit coverage and reviews all reports of auditors and examiners, as well as management's responses to such reports, to ensure the effectiveness of internal controls and the implementation of remedial action. The Audit Committee also recommends to the Board whether to include the audited financial statements in our Annual Report and Form 10-K.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing their relationships with us that might bear on their independence, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed any relationships that may impact their objectivity and independence with the auditors; considered whether the provision of nonaudit services was compatible with maintaining the auditors' independence; and satisfied itself as to their independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, and the accounting function's organization, responsibilities, budget, and staffing. The Audit Committee further reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Audit Committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. Management has the responsibility for preparation of our financial statements, and the independent auditors have the responsibility for examination of those statements. Based on this review and the discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report and Form 10-K for the year ended December 31, 2005 for filing with the SEC.

All members of the Audit Committee, listed below, are independent directors as defined by the National Association of Securities Dealers:

D. Michael Carter, C.P.A. (Chairman)	R.C. Mills	John W. Rose	John R. Schultz

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table indicates the common stock beneficially owned as of March 13, 2006 by our executive officers and directors, by each person known by us to own beneficially more than 5% of the common stock of the Company, and all our executive officers and directors as a group. Unless otherwise noted, all shares are held directly by the director or executive officer, or in some cases, by their family members sharing the same household. All amounts are determined as of March 13, 2006 when there were 1,719,852 shares outstanding.

Director or Executive Officer (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Shares of Common Stock Outstanding
D. Michael Carter (3)	35,518	2.06%
Melvin Gottlieb (3)	64,493	3.74%
Scott M. Hall (4)	19,000	1.09%
James M. Healey (3)	8,213	0.48%
Valerie A. Kendall (5)	7,000	0.41%
John C. Kowkabany (3)	39,043	2.26%
Rudolph A. Kraft (3)	40,768	2.36%
R. C. Mills	89,193	5.19%
Gilbert J. Pomar, III (6)	48,000	2.72%
Donald E. Roller (3)	49,193	2.85%
John W. Rose (3)	72,743	4.22%
John R. Schultz (3)	45,253	2.62%
Price W. Schwenck (7)	30,241	1.75%
Charles F. Spencer (3)	21,743	1.26%
Bennett A. Tavar	42,543	2.47%
Gary L. Winfield (3)	35,193	2.04%
All executive officers and directors as a group (16 persons) (8)	648,137	35.26%

(1)	The address of each executive officer and director is Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202.
(2)
Under the rules of the SEC, the determinations of “beneficial ownership” of our common stock are based upon Rule 13d-3 under the Exchange Act. Under this Rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes options to purchase 4,643 shares exercisable within 60 days of March 13, 2006.
(4)	Includes options to purchase 18,500 shares exercisable within 60 days of March 13, 2006.
(5)	Includes options to purchase 6,000 shares exercisable within 60 days of March 13, 2006.
(6)	Includes options to purchase 43,000 shares exercisable within 60 days of March 13, 2006.
(7)	Includes options to purchase 4,641 shares exercisable within 60 days of March 13, 2006.
(8)	Includes options to purchase 118,571 shares for all directors and executive officers as a group exercisable within 60 days of March 13, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors, and any persons owning more than 10 percent of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. We believe that during fiscal year 2005 our executive officers and directors filed on a timely basis all reports required by Section 16(a) of the Exchange Act relating to transactions involving our equity securities beneficially owned by them. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representation of our directors, officers and 10 percent shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of Crowe Chizek and Company LLC (“Crowe Chizek”) served as our independent accountants for the fiscal year ending December 31, 2005. Representatives of Crowe Chizek will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

	2005	2004
Audit Fees (1)	$64,750	$54,750
Audit Related Fees (2)	$-0-	$3,395
Tax Fees (3)	$13,500	$6,333
All Other Fees (4)	$5,000	$4,000
Total	$83,250	$68,478

(1)	Audit fees consisted of audit work performed in the preparation and review of the Company’s financial statements and for quarterly and annual review of Forms 10-QSB and Form 10-KSB.
(2)
Audit related fees consisted of fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes consulting on financial accounting/reporting standards.

(3)	Tax fees consisted principally of assistance related to tax compliance reporting.
(4)	Fees for products and services other than those already reported.

As disclosed in the Company’s Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (“SEC”) on May 5, 2004, Hacker, Johnson & Smith PA (“Hacker, Johnson”) was advised on April 30, 2004 that the firm's services as auditors of the Company were terminated. The Company engaged Crowe Chizek to serve as its principal independent accountant in auditing the Company's financial statements and performing review of interim filings. The decision to replace auditors was approved by the Company's Board of Directors pursuant to the recommendation of the Audit Committee.

The reports of Hacker, Johnson regarding the Company's financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, nor was there any event of the type requiring disclosure under Item 304(a)(1)(iv) of Regulation S-K.

In connection with the audits of the Company's consolidated financial statements for the years ended December 31, 2003 and 2002, there were no disagreements with Hacker, Johnson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Hacker, Johnson, would have caused Hacker, Johnson to make reference to the matter in their report.

Prior to the filing of the Form 8-K with the SEC, the Company provided Hacker, Johnson with a copy of the disclosures contained in the Form 8-K, which are the same disclosures contained herein, and requested that Hacker, Johnson furnish a letter addressed to the SEC stating whether it agreed with such statements. A copy of that letter, dated May 4, 2004, was filed as Exhibit 16 to the Form 8-K.

As indicated above, the Company engaged Crowe Chizek to serve as its independent auditors for the year ending December 31, 2004 and until such time as a replacement auditor may be selected by the Company. Prior to the engagement of Crowe Chizek to provide the identified services, the Company did not consult Crowe Chizek regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our Proxy Statement and form of proxy relating to the 2007 Annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than December 26, 2006. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. Except for shareholder proposals to be included in our Proxy Statement and form of proxy, the deadline for nominations for director and other proposals made by a shareholder is February 24, 2007. We may solicit proxies in connection with next year's Annual Meeting which confer discretionary authority to vote on any shareholder proposals of which we do not receive notice by February 24, 2007. Proposals should be directed to Price W. Schwenck, Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

ANNUAL REPORT—DELIVERY TO SHAREHOLDERS SHARING ADDRESS

We are providing a copy of our Annual Report for the fiscal year ended December 31, 2005 simultaneously with delivery of this Proxy Statement. You may obtain additional copies of the Annual Report and/or the Annual Report on Form 10-K filed with the SEC by writing to Glenna Riesterer, Assistant Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

We are delivering only one Proxy Statement and Annual Report to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver upon written or oral request a separate copy of this Proxy Statement or the Annual Report to a shareholder at a shared address to which a single copy was sent. If you are a shareholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to Glenna Riesterer at the address noted above or call us at (904) 421-3040.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. We will solicit primarily through the mail, and our officers, directors, and employees may solicit by personal interview, telephone, facsimile, or e-mail proxies. These people will not receive additional compensation for such solicitations, but we may reimburse them for their reasonable out-of-pocket expenses.

Holders of common stock are requested to vote immediately by telephone, by Internet or by completing, signing and dating the accompanying proxy card and promptly returning it to our transfer agent in the enclosed addressed, postage-paid envelope.

Price W. Schwenck
Corporate Secretary

March 13, 2006

Appendix A

JACKSONVILLE BANCORP, INC.

2006 STOCK INCENTIVE PLAN

1. Purpose. The purposes of this Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Jacksonville Bancorp, Inc. (the “Company”) and its subsidiaries, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s shareholders by providing them with stock options and other stock and cash incentives. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) ‘‘Act’’ means the Securities Exchange Act of 1934, as amended.

(b) ‘‘Applicable Withholding Taxes’’ means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any Performance Grant, any lapse of restrictions on or payment with respect to Restricted Stock or Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Board” means the board of directors of the Company.

(d) ‘‘Change in Control’’ means the occurrence of any of the following events:

(i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 or Rule 13d-5 under the Act), directly or indirectly, of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board; provided, however, that any person becoming a director subsequent to the effective date of the Plan (as set forth in Section 15) whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board;

(iii) all or substantially all of the assets of the Company are sold, transferred or conveyed and the transferee of such assets is not controlled by the Company (control meaning the ownership of more than 51% of the combined voting power of such entity’s then outstanding voting securities); or

(iv) the Company is reorganized, merged or consolidated, and the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate 51% or less of the outstanding voting securities of the surviving or resulting corporation or entity from such reorganization, merger or consolidation.

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Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred with respect to a Participant by virtue of any transaction (i) which results in the Participant or a group of Persons which includes the Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) which results in the Company, any subsidiary or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any subsidiary (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities, (iii) or does not constitute a “Change in Control” under Code Section 409A. For purposes of this section, the term “Incumbent Board” means the individuals who constitute the Board as of the effective date of the Plan (as described in Section 15), and the term “Person” has the meaning assigned to that term in Sections 3(a)(9) and 13(d)(3) of the Act.

(e) ‘‘Code’’ means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(f) ‘‘Committee’’ means, the Compensation Committee of the Board. Each member of the Committee shall satisfy such requirements as may be established by the NASDAQ Stock Market. In addition, if any member of the Compensation Committee does not qualify as an outside director for purposes of Code section 162(m) or as a non-employee director for purposes of Rule 16b-3, the remaining members of that committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g) ‘‘Company Stock’’ means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(h) ‘‘Date of Grant’’ means the date on which the Committee grants an Incentive Award.

(i) ‘‘Disability’’ or ‘‘Disabled’’ means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive; provided however that a Disability shall not exist if it does satisfy the requirements for “Disability” or “Disabled” under Code Section 409A.

(j) ‘‘Fair Market Value’’ means the average of the high and low sales prices of a share of Company Stock, as reported by Bloomberg or other financial reporting service selected by the Company, as of the last day on which Company Stock is traded preceding the Date of Grant or preceding any other date for which the value of Company Stock must be determined under the Plan.

(k) “Incentive Award’’ means, collectively, an award of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right or a Performance Grant under the Plan.

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(l) ‘‘Incentive Stock Option’’ means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(m) ‘‘Mature Shares’’ means previously acquired shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six months if the Company is accounting for Incentive Awards using APB Opinion 25, or has purchased on the open market.

(n) ‘‘Nonstatutory Stock Option’’ means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(o) ‘‘Option’’ means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(p) “Outside Director” means any member of the Board who is not otherwise an employee of the Company or any of its subsidiaries.

(q) ‘‘Participant’’ means any employee of the Company or its subsidiaries who receives an Incentive Award under the Plan.

(r) ‘‘Performance Criteria’’ means any of the following areas of performance of the Company: total shareholder return,  revenue, gross profit, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, net interest margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity. Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index.

(s) ‘‘Performance Goal’’ means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or a grant of Restricted Stock or Restricted Stock Units that relates to one or more Performance Criteria.

(t) ‘‘Performance Grant’’ means an Incentive Award made pursuant to Section 10.

(u) ‘‘Plan Year’’ means January 1 to December 31.

(v) ‘‘Restricted Stock’’ means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 and Section 13.

(w) “Restricted Stock Unit” means a right to receive Company Stock, cash or a combination of Company Stock or cash upon the terms and subject to the conditions of Section 8.

(x) ‘‘Rule 16b-3’’ means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

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(y) ‘‘Stock Appreciation Right’’ means a right to receive Company Stock or cash from the Company granted under Section 9.

(z) ‘‘Taxable Year’’ means the fiscal period used by the Company for reporting taxes on income under the Code.

3. General. The following types of Incentive Awards may be granted under the Plan: Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Grants and Deferred Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 20,000 common shares of Company Stock, which shall be authorized but unissued shares. No more than 10,000 shares may be allocated to the Incentive Awards, including the maximum shares payable under a Performance Grant, that are granted during any single Taxable Year to any individual Participant who is an employee of the Company or any subsidiary of the Company. All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

(b) Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, lapse or otherwise terminate or are cancelled shall be added to the shares available for Incentive Awards under the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the Participant when the Stock Appreciation Right is exercised. In addition, any shares of Company Stock exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained by the Company in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan.

(c) The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. However, without prior shareholder approval, the Committee is expressly prohibited from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under the existing Incentive Award surrendered for cancellation. In addition, the Committee is expressly prohibited from making a new Incentive Award of Restricted Stock or Restricted Stock Units if the exercise price of the outstanding Option exceeds the Fair Market Value of the shares of Company Stock allocated to the Option on the date of the surrender or cancellation of the Option, unless otherwise approved by the Company’s shareholders.

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5. Eligibility.

(a) All present and future employees of the Company or any subsidiary of the Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any subsidiary of the Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6. Stock Options.

(a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 10), and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant. Only employees described in Section 5(a) shall be eligible to receive awards of Incentive Stock Options.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant and further provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment with the Company and all subsidiaries of the Company for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the ‘‘Limitation Amount’’). Incentive Stock Options granted under the Plan and all other plans of any Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

5

7. Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Grant Agreement have expired or been removed pursuant to paragraph (d) or (e) below.

(c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions expire and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire. The terms and conditions may include the achievement of a Performance Goal. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock, and restrictions conditioned on the achievement of Performance Goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. The terms and conditions of a Restricted Stock award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code section 162(m).

(f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

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8. Restricted Stock Unit Awards.

(a) The Committee may make grants of Restricted Stock Units to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock Units may be awarded by the Committee in its discretion without cash consideration.

(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii) a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock Units, and restrictions conditioned on the achievement of performance goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. In addition, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Unit Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code section 162(m).

(c) The Committee may also establish such other terms and conditions as it deems appropriate for an award of Restricted Stock Units. The terms and conditions may include the achievement of a Performance Goal. The terms and conditions of a Restricted Stock Unit award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code section 162(m).

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(d) Each Participant shall agree at the time his or her Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain the number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(e) Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a shareholder until shares of Company Stock are issued thereunder. Settlement of Restricted Stock Units upon expiration of the vesting period or any later period of deferral shall be made in shares of Company Stock or otherwise as determined by the Committee. The number of shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Restricted Stock Unit is so settled, the number of shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 15. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

9. Stock Appreciation Rights.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

(b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

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(iv) The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

10. Performance Grants.

(a) Each Performance Grant shall be evidenced by an agreement (a ‘‘Grant Agreement’’) setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan in any Taxable Year to any Participant (who is an employee of the Company or any subsidiary of the Company) shall not exceed $500,000. In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan shall govern.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

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(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

(f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

(h) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(i) Whenever payments under a Performance Grant are to be made in cash, the Company will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so permits, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

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11. Method of Exercise of Options and Stock Appreciation Rights.

(a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price or a certificate of ownership of such Mature Shares, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iv) such other methods of payment as the Committee, at its discretion, deems appropriate.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

(d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

12. Transferability of Options and Stock Appreciation Rights. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

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13. Effective Date of the Plan. This Plan was approved by the Board on February 28, 2006, and will become effective on April 25, 2006, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2006 Annual Meeting of the Company’s shareholders.

14. Termination, Modification, Change. If not sooner terminated by the Company’s board of directors, this Plan shall terminate at the close of business on April 24, 2016. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or by requirements of the NASDAQ Stock Market, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, materially increases the benefits accruing to Participants under the Plan, or expands the types of Incentive Awards provided under the Plan, unless such change is authorized by the shareholders of the Company. The Board may unilaterally amend Incentive Awards with respect to Participants, and the Plan subject to the limitations described in the preceding sentence, as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Plan and any Incentive Awards to meet the requirements of the Code and regulations and other interpretation and guidance issued thereunder, including but not limited to Code section 409A. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

15. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

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(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

16. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Participants, to which of such Participants, if any, Incentive Awards shall be granted hereunder and the timing of any such Incentive Awards, and to grant Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of such shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no ‘‘tandem stock options’’ (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award.

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(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Incentive Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

17. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. Compliance with the Code. The terms of this Plan are subject to the provisions of the Code and all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate with respect to provisions of the Code, including but not limited to Code section 409A. The Committee shall interpret the Plan in a manner that will cause the Plan and any Incentive Award to comply with all applicable provisions of the Code.

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19. General Provisions.

(a) The adoption of this Plan and any setting aside of cash amounts or shares of Company Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

(b) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or Outside Directors of the Company or any subsidiary of the Company.

(c) The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

(d) This Plan and any award agreements or other documents entered into in connection with the Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

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Appendix B

Jacksonville Bancorp, Inc.
Audit Committee Charter
October 25, 2000

Statement of Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

•	The financial reports and other financial information provided by the Corporation to governmental bodies or the public.
•	The Corporation’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.
•	The independence of the Corporation’s independent accountants.
•	The Corporation’s auditing, accounting and financial reporting processes generally.
•	Significant changes in the Corporation’s capital structure, as may relate to appropriate changes in internal controls, financial statement accuracy, or compliance issues.

Consistent with these oversight responsibilities, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures, and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting processes and internal control systems.
•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing function.
•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function, and the Board of Directors.
•	Communicate with senior management and the Board regarding the assessment and evaluation of material aspects of financial and strategic transactions and opportunities.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below.

Organization

The Audit Committee shall consist of three or more directors, as determined by the Board, each of whom shall be independent consistent with the requirements of any exchange or interdealer quotation system upon which the Corporation may be listed. All members of the Committee shall have a working familiarity with basic finance and accounting practices and financial statements (including a balance sheet, income statement, and cash flow statement). At least one member of the Committee shall have accounting or related financial management expertise.

Jacksonville Bancorp, Inc.
Audit Committee Charter
October 25, 2000, Page 2

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board to each serve a term of one year or until their successors shall be duly elected and qualified. The Board will appoint a Chair to preside at the Committee meetings and schedule meetings as appropriate.

Meetings

The Audit Committee will meet quarterly or at such times as requested by the Chair, any two Committee members, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, independent accountants, or the internal auditors. The Chief Executive Officer, Chief Financial Officer, and representatives of the internal audit firm or independent accountants shall be invited as necessary. The Chair may excuse non-committee members and management from attendance at any meeting or portion of any meeting.

As part of its job to foster open communication, the Committee should meet at least quarterly with management, and annually with the independent accountants in executive sessions to discuss matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee Chair should review the Corporation’s financial statements quarterly, and meet with the independent accountants as deemed necessary.

Duties and Responsibilities

To fulfill its duties and responsibilities the Audit Committee shall handle the following areas:

Document and Report Review

•	Review and update this Charter at least annually, as conditions dictate.
•
Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants.

•	Review the regular internal reports to management prepared by the internal auditing firm and management’s response thereto.
•
Review the financial management and the independent accountants quarterly reports on Form 10-Q prior to filing the quarterly release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

•	Submit any reports as required by any exchange or interdealer quotation system on which the Corporation may be listed.

Jacksonville Bancorp, Inc.
Audit Committee Charter
October 25, 2000, Page 3

Independent Accountants

•
Recommend to the Board the selection of the independent accountants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

•	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when warranted.
•	Periodically consult privately with the independent accountants about internal controls and the fullness and accuracy of financial statements.
•
Receive from the independent accountants, on a periodic basis, a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard Number 1, and take the appropriate action to satisfy itself of the outside accountants’ independence.

Financial Reporting Processes

•	In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.
•	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.
•
Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

•
Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants, and internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•
Following the completion of the annual audit, review separately with management, the independent accountants, and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreements among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

Jacksonville Bancorp, Inc.
Audit Committee Charter
October 25, 2000, Page 4

•
Review, at an appropriate time, with the independent accountants, internal auditors, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Ethical and Legal Compliance

•	Review periodically any Business Conduct policies and ensure that systems have been established to enforce these policies.
•
Review management’s monitoring of the Corporation’s compliance with the Business Conduct Policy, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

•	Review activities, organizational structure, and qualifications of the internal audit firm as may be necessary in the selection and/or retention of an appropriate firm.
•	Review with the Corporation’s counsel legal compliance matters including the corporate securities trading policies.
•	Review with the Corporation’s counsel any legal matters that could have a significant impact on the Corporation’s financial statements.
•	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, resolve disagreements, if any, between management and the independent accountants or to assure compliance with applicable laws, regulations, or the Corporation’s policies.

Appendix C

JACKSONVILLE BANCORP, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

1.
Purpose. The primary purpose of the Nominating and Corporate Governance Committee (the “Committee”) of Jacksonville Bancorp, Inc. (the “Company”) is to (a) identify individuals who are qualified to serve on the Company’s Board of Directors (the “Board”), (b) recommend to the Board director nominees for the next annual meeting of the shareholders and nominees to fill vacancies on the Board, whether caused by retirement, resignation, death, increase in the number of authorized directors or otherwise, and (c) develop and recommend to the Board corporate governance principles applicable to the Company and in accordance with all applicable laws, rules, regulations and listing standards.

2.
Membership. The Nominating and Corporate Governance Committee is a committee of the Board. The Committee shall consist of a minimum of three (3) independent directors as defined by the Board in accordance with all applicable rules, regulations and agency listing standards.[1]

3.	Appointment. The Board shall appoint the members of the Committee at the annual meeting of the Board.

4.	Vacancy. In the event a vacancy occurs on the Committee prior to the annual meeting of the Board, the Board shall appoint a member to fill such vacancy at such time.

5.
Qualification. In appointing members to serve on the Committee, the Board shall consider (a) the business and professional experience and background of the member, (b) the member’s knowledge of and familiarity with corporate governance principles, (c) the member’s understanding of the business and operations of the Company, and (d) any other criteria or factors that the Board, in its discretion, shall deem to be relevant to the purpose and the fulfillment of the duties and responsibilities of the Committee.

6.	Term. The Board shall determine, in its discretion, the term of membership of the Committee.

7.	Chair. Unless the Board elects a Chair of the Committee, the Committee may, in its discretion, designate a Chair by an affirmative vote of the majority of the members of the Committee.

8.
Resignation; Removal. Any Committee member may resign from the Committee upon notice to the Chair of the Board. The Board may remove any member of the Committee at any such time the Board determines, in its reasonable judgment, that (a) such member no longer meets the qualification standard set forth in Section 5 of this Charter, or (b) it is in the best interest of the company or its shareholders to remove such member from the Committee.

9.
Meetings. The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate to carry out its responsibilities. Meetings may be called by the Chair of the committee, by any two members of the Committee or by the Chair of the Board. All meetings of the committee shall be held pursuant to the bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meeting of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting and shall be accompanied by any recommendations to the Board approved by the Committee.

1 NASDAQ requires independent director approval of director nominations, either by an independent nominating committee or by a majority of the independent directors. A single non-independent director would be permitted to serve on an independent nominating committee if the individual is an officer who owns or controls more than 20% of the voting securities or under an “exceptional and limited circumstances” exception.

10.	Quorum. A majority of the members of the committee will constitute a quorum for the transaction of business. The Committee may act by unanimous written consent in accordance with applicable law.

11.
Evaluation. The Board shall perform and conduct an annual performance evaluation of the Committee to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws, rules, regulations, and listing standards. In performing this evaluation, the Board will solicit input from the Committee members, other Board members and as appropriate, management of the Company and review the results of the evaluation with the Committee.

12.
Authority. The Committee shall have the sole and direct authority to engage, retain, approve payment of compensation to, and terminate any director search firm retained to identify and recommend possible candidates for Board membership. The Committee is authorized to obtain advice and assistance as it believes necessary from corporate personnel and from external legal, accounting and other advisors.

13.	Duties and Responsibilities. The Committee shall have the duty and responsibility to carry out the following:

Directors:

(a)
Establish the criteria for the selection of new directors. In carrying out this responsibility, the Committee will at least annually (i) assess the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and the needs of the Company, and (ii) consider principles to be applied in filling vacancies and planning for Board succession;

(b)
Periodically assess in connection with re-nomination recommendations the performance of incumbent directors based on appropriate criteria, which may include: (i) degree of understanding of strategies and businesses, (ii) degree of preparedness with respect to Board materials and issues, (iii) level of active, objective and constructive participation in meetings of the Board and committees, (iv) degree of understanding of general economic trends and corporate governance, (v) level of support of Company initiatives relating to customers and suppliers, (vi) quality of guidance with respect to the Company’s strategic and operating plans, (vii) level of involvement in selecting, motivating, evaluating and compensating the CEO, and (viii) level of involvement in representing the Company to the outside world;

(c)	Consider and make recommendations to the Board regarding shareholder nominations for directors that are submitted in accordance with the Company’s by-laws and applicable law;

(d)	Make recommendations to the Board concerning the size and composition of the Board subject to the Company’s by-laws and articles of incorporation;

(e)	Develop a pool of potential director candidates for consideration in the event of a vacancy in the Board;

(f)
Recommend to the Board directors to serve as chairs and members of other Board committees, monitor the functions of all standing Board committees, and make recommendations to the Board regarding the functions of such other committees;

(g)	Make recommendations to the Board regarding fringe benefits to be provided by the Company to any directors or officers of the Company;

(h)	Review and recommend to the Board the compensation of directors;

(i)
Recommend to the Board (i) the Company’s policy on director tenure and retirement, (ii) any amendment, termination or waiver of the policy, and (iii) whether or not the Board should approve the withdrawal of any resignation submitted by a director in accordance with the policy;

(j)	Conduct, or engage one or more third parties to conduct, the appropriate and necessary inquiries into the backgrounds, experience and qualifications of possible candidates to serve on the Board;

(k)
Lead the process to evaluate, at least annually, the performance of the Board in the exercise of its oversight responsibilities, soliciting input from all members of the Board and, as appropriate, from management of the Company and review the results of the evaluation with the Board;

(l)
Review the status of each member of the Board and make recommendations to the Board with respect to the Board’s determination of whether Board members meet the independence requirements of any and all applicable rules, regulations and listing standards;

(m)	Review annually the number of Board positions held by each Director to ensure sufficient attention is being given to Company matters and to establish criteria for avoiding related party conflicts;

(n)	Monitor Board and Committee attendance with the expectation that each director will attend at least seventy-five percent (75%) of all meetings;

Executives:

(o)	Receive periodically from the Chief Executive Officer his or her recommendations regarding a successor, the development of other executive talent and the executive management needs of the company;

(p)
Review periodically with the Chair of the Board and the Chief Executive Officer the succession plans for senior executive officers and make recommendations to the Board regarding the selection of individuals to occupy these positions;

Governance:

(q)
Review and recommend, on a regular basis, changes to the Company’s corporate governance guidelines, including conflict of interest and Related Party transaction policies, code of conduct for financial officers, and code of business conduct and ethics;

(r)
Review the adequacy of the Company’s compliance policies and programs in such areas as antitrust laws, securities laws, confidential information, environmental protection, employee health and safety, patent and copyright laws, and discrimination and harassment (including equal employment opportunity);

(s)
Review periodically with the Company’s general counsel, new legislation, regulations, and other developments, the Company’s legal compliance policy and make recommendations to the Board for any changes, amendments and modifications to these policies that the Committee shall deem desirable;

Committee:

(t)	Review and update this Charter periodically, at least annually, as may be necessary or appropriate;

(u)	Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee; and

(v)	Perform any other activities consistent with this Charter, the Company’s by-laws and all applicable laws, rules, regulations and listing standards, as the Committee deems necessary or appropriate.

The foregoing Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Jacksonville Bancorp, Inc., was adopted by the Nominating and Corporate Governance Committee on the 27th day of May, 2003, and approved by the Board of Directors on the 4th day of June, 2003.

Jacksonville Bancorp, Inc.

By: _______________________

Its: _______________________

Appendix D

JACKSONVILLE BANCORP, INC.
COMPENSATION COMMITTEE CHARTER

1.
Purpose. The primary purpose of the Compensation Committee (the “Committee”) of Jacksonville Bancorp, Inc. (the “Company”) is to develop and oversee the implementation of the Company’s philosophy with respect to the compensation of key employees. The Committee shall have the overall responsibility for designing, approving, and evaluating the executive compensation plans, policies and programs on behalf of the Board of Directors of the Company (the “Board”) and preparing an annual report on executive compensation to be included in the Company’s proxy statement, in accordance with all applicable laws, rules, regulations and listing standards.

2.	Membership. The Committee shall consist of a minimum of three (3) independent directors as defined by the Board in accordance with all applicable laws, rules, regulations and listing standards.

3.	Appointment. The Board shall appoint the members of the Committee at the annual meeting of the Board.

4.	Vacancy. In the event a vacancy occurs on the Committee prior to the annual meeting of the Board, the Board shall appoint a member to fill such vacancy at such time.

5.
Qualification. In appointing members to serve on the Committee, the Board shall consider (a) the business and professional experience and background of the member, (b) the member’s knowledge of and familiarity with executive compensation matters, (c) the member’s understanding of the business and operations of the Company, and (d) any other criteria or factors that the Board, in its discretion, shall deem to be relevant to the purpose and the fulfillment of the duties and responsibilities of the Committee.

6.	Term. The Board shall determine, in its discretion, the term of membership of the Committee.

7.	Chair. Unless the Board elects a Chair of the Committee, the Committee may, in its discretion, designate a Chair by an affirmative vote of the majority of the members of the Committee.

8.
Resignation; Removal. Any Committee member may resign from the Committee upon notice to the Chair of the Board. The Board may remove any member of the Committee at any such time the Board determines, in its reasonable judgment, that (a) such member no longer meets the qualification standard set forth in Section 5 of this Charter, or (b) it is in the best interest of the Company or its shareholders to remove such member from the Committee.

9.
Meetings. The Committee shall meet at least twice annually or more frequently, as may be necessary or appropriate to carry out its responsibilities. Meetings may be called by the Chair of the Committee, by any two members of the Committee or by the Chair of the Board. All meetings of the Committee shall be held pursuant to the bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting and shall be accompanied by any recommendations to the Board approved by the Committee.

10.	Quorum. A majority of the members of the Committee will constitute a quorum for the transaction of business. The Committee may act by unanimous written consent in accordance with applicable law.

11.
Conflict. If at any time during the exercise of his or her duties on behalf of the Committee, a Committee member has a direct conflict of interest with respect to an issue subject to determination or recommendation by the Committee, such Committee member shall abstain from participation, discussion and resolution of the instant issue, and the remaining members of the Committee shall advise the Board of their recommendation on such issue. The Committee shall be able to make determinations and recommendations even if only one (1) Committee member is free from conflicts of interest on a particular issue.

12.
Evaluation. The Board shall perform and conduct an annual performance evaluation of the Committee to determine and assess whether the Committee is fulfilling all of its duties and responsibilities hereunder and under all applicable laws, rules, regulations and listing standards.

13.	Duties and Responsibilities. The Committee shall have the duty and the responsibility to perform the following:

(a)	Review and approve the Company’s goals and objectives with respect to the compensation of the Chief Executive Officer of the Company;

(b)	Evaluate the job performance of the Chief Executive Officer in light of the Company’s goals and objectives;

(c)	Establish and determine, in executive session, the compensation level, including all base salary, bonus, stock option and long-term compensation, of the Chief Executive Officer;

(d)
Establish and determine, in consultation with the Chief Executive Officer, as determined in the reasonable judgment of the Committee, the compensation levels of the senior executive officers of the Company, including all base salary, bonus pay, stock option grants and other compensation of the senior executive officers;[1]

1 NASDAQ requires independent directors to approve the compensation of all senior executive officers. However, compensation for all senior executive officers may be established by either the Compensation Committee or by a majority of the independent directors.

(e)
Approve grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity based incentives under and administer the Company’s equity-based compensation plans as provided under such plans;

(f)	Make its independent perspective available to management for consultation in respect of the Company’s policies with regard to major issues of compensation;

(g)	Review with management and recommend to the Board the adoption of all new employee benefits plans, and any additions, deletions or modifications to the Company’s employee benefit plans;

(h)	Make recommendations to the Board regarding the amount of the Company’s contribution(s), if any, to the Company’s employee benefit plans;

(i)	Review on a periodic basis the operation of the Company’s executive compensation plans to determine whether they are properly coordinated;

(j)	Make recommendations to the Board regarding expense reimbursement policies of the Company;

(k)	Prepare, over the names of the Committee members, the required Compensation Committee Report for the Company’s proxy statement required for the Company’s annual meeting of shareholders;

(l)	Review and update this Charter periodically, at least annually, as may be necessary or appropriate and recommend to the Board any appropriate extensions or changes in the duties of the Committee;

(m)	Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee; and

(n)	Perform any other activities consistent with this Charter, the Company’s Bylaws and all applicable laws and listing standards, as the Committee deems necessary or appropriate.

The Committee may retain one or more compensation consultants or other advisors to assist the Committee with these duties. In addition, the Committee shall have available to it such support personnel, including management staff, outside auditors, attorneys and consultants as it deems necessary to discharge its responsibilities.

The foregoing Charter of the Compensation Committee of the Board of Directors of Jacksonville Bancorp, Inc. was adopted by the Compensation Committee on the ____ day of January 2003 and approved by the Board of Directors on the ____ day of January, 2003.

JACKSONVILLE BANCORP, INC.

By: _______________________

Its: _______________________